EXHIBIT 99.1

Grove, Inc. Announces Second Quarter Financial Results

$10.7 Million in Second Quarter Revenue, a 156% Increase Over Prior Year

$1.5 Million Adjusted EBITDA for Second Quarter

HENDERSON, NV / February 15, 2022 / Grove, Inc. (NASDAQ:GRVI) ("Grove" or the "Company"), a global innovator in hemp, health, and wellness, today announced financial results for the second quarter period ended December 31, 2021.  Investors are encouraged to read the Company’s quarterly report on Form 10-Q which will be filed with the Securities and Exchange Commission (the “SEC”), contains additional information, and will be posted at https://groveinc.io/.

Year to Date Financial Highlights

•	Revenues rose to $19.1 million from $7.1 million, a 167% increase.
•	$0.04 basic earnings per share compared to loss of $0.06.
•	$2.9 million in adjusted EBITDA.
•	103,750 shares of Grove common stock repurchased with cash flow from operations.

Allan Marshall, Chief Executive Officer of Grove, stated, “Our team continues to perform and drive growth across all parts of our business, with a 169% increase year over year even with substantial headwinds.  We face shortages and rising prices on all raw materials, employee shortages, higher wages, drastic increases in shipping cost across all parts of the business. However, we were able to maintain growth and profits offsetting increased costs with higher volumes and pricing power.

Our Upexi Amazon aggregation business launch is beginning to come together, and we are seeing multiple submissions a week from companies looking to be acquired. Our strong cash flow gives us great flexibility to expand the Brand aggregation business and become more active with acquisitions this year”

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Liquidity and Capital Resources

	As of December 31, 2021	As of June 30, 2021
Current assets	$12,097,966	$18,293,083
Current liabilities	$5,262,529	$5,819,161
Working capital	$6,835,437	$12,473,922

Cash Flows

	Six Months Ended December 31,
	2021	2020
Cash flows provided by (used in) operating activities	$1,212,609	$(669,321)
Cash flows (used in) provided by investing activities	(8,999,854)	241,785
Cash flows (used in) financing activities	(151,004)	738,000
Net decrease in cash during period	$(7,938,249)	$310,464

About Grove, Inc.

Grove, Inc. is a global innovator in hemp, health and wellness. The company has an array of in-house brands, and operates in multiple verticals including SaaS programmatic ad technology, and a wholly owned division dedicated to acquiring high growth e-commerce brands. The company sells to numerous consumer markets including the botanical, beauty, pet care, and functional foods sectors. It seeks to take advantage of an emerging worldwide trend in consumer health products selling through Amazon and E-commerce.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's business strategy, product development and industry trends. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
Six Months Ended December 31,

	2021	2020
Net income (Net loss) GAAP	$576,544	$(706,553)
Income tax	235,033	-
Interest expense, net	42,561	84,740
Depreciation and amortization	914,511	503,244
Stock compensation	1,479,293	354,817
Gain on SBA PPP loan extinguishment	(300,995)	-
Loss on sale of asset	-	6,292
Non-GAAP adjusted EBITDA	$2,946,947	$(242,540)

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GROVE, INC.
CONDENSED CONSOLDIATED BALANCE SHEETS (UNAUDITED)

	December 31,	June 30,
	2021	2021

ASSETS
Current assets
Cash	$6,595,962	$14,534,211
Accounts receivable, net of allowance for doubtful accounts of $92,500 and $57,500, respectively	1,247,218	1,277,662
Inventory	3,681,428	2,094,952
Prepaid expenses and other receivables	573,358	386,258
Total current assets	12,097,966	18,293,083

Property and equipment, net	7440,332	2,832,400
Intangible assets, net	5,189,234	1,845,166
Goodwill	8,533,923	2,413,813
Deferred tax asset	1,225,917	1,403,591
Other assets	69,068	49,068
Right-of-use asset	648,626	417,443
Total other assets	23,107,100	8,961,481

Total assets	$35,205,066	$27,254,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$895,846	$1,604,723
Accrued compensation	679,000	1,020,936
Deferred revenue	959,329	485,973
Accrued liabilities	873,585	296,021
Acquisition payable	600,000	1,764,876
Current portion of notes payable	1,006,197	447,100
Current portion of operating lease payable	248,572	199,532
Total current liabilities	5,262,529	5,819,161

Operating lease payable, net of current portion	395,085	217,430
Notes payable, net of current portion	26,766	-
Total long-term liabilities	421,851	217,430

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 15,711,339 and 15,262,394 shares issued and outstanding, respectively	16,378	15,262
Additional paid in capital	33,097,300	25,372,247
Accumulated deficit	(3,593,492)	(4,170,036)
Total stockholders' equity	29,520,686	21,217,973

Total liabilities and stockholders' equity	$35,205,066	$27,254,564

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GROVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month's Ended December 31,		Six Month's Ended December 31,
	2021	2020	2021	2020
Revenue
Revenue	10,666,781	4,164,894	19,116,535	7,102,336

Cost of Revenue	3,956,358	2,234,259	7,023,734	3,853,467

Gross profit	6,710,423	1,930,635	12,092,801	3,248,869

Operating expenses
Sales and marketing	1,852,118	459,446	3,363,805	824,704
General and administrative expenses	4,740,705	1,714,484	8,175,853	3,427,546
	6,592,823	2,173,930	11,539,658	4,252,250

Income (loss) from operations	117,600	(243,295)	553,143	(1,003,381)

Other income (expense), net
Interest (expense) income, net	(26,605)	(42,049)	(42,561)	(84,740)
Other (expense) income, net	-	4	-	(6,292)
Settlement of cancelled lease	-	387,860	-	387,860
Gain on SBA PPP loan extinguishment	-	-	300,995	-

Other income (expense), net	(26,605)	345,815	258,434	296,828

Income (loss) before income tax	90,995	102,520	811,577	(706,553)

Income tax expense	(26,162)	-	(235,033)	-

Net income (loss)	64,833	102,520	576,544	(706,553)

Basic income (loss) per share	$0.00	$0.01	$0.04	$(0.06)

Diluted income (loss) per share	$0.00	$0.01	$0.03	$(0.06)

Weighted average shares outstanding	16,378,006	13,455,013	15,915,154	11,830,013

Fully diluted weighted average shares outstanding	17,685,717	13,455,013	17,453,141	11,830,013

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